UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

(Address of Principal Executive Offices) (Zip Code)

(512) 869-1555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MTEM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On February 10, 2021, Molecular Templates, Inc. (the “Company”), entered into a Collaboration Agreement (the “Collaboration Agreement”) with Bristol Myers Squibb Company (“BMS”), pursuant to which the parties agreed to enter into a strategic research collaboration to leverage the Company’s engineered toxin body (“ETB”) technology platform to discover and develop novel products containing ETBs directed to multiple targets. Pursuant to the terms of the Collaboration Agreement, the Company granted BMS a series of exclusive options to obtain one or more exclusive licenses under the Company’s intellectual property to exploit products containing ETBs directed against certain targets designated by BMS.

Following a corporate portfolio prioritization process, BMS notified the Company on March 13, 2024 that it does not intend to continue the research collaboration it entered into with the Company pursuant to the Collaboration Agreement and would be terminating the Collaboration Agreement in its entirety. The termination will be effective on June 13, 2024, or 90 days following the Company’s receipt of BMS’s written notice of termination. The Company will reduce costs associated with the Collaboration Agreement and focus its resources exclusively on its wholly-owned clinical-stage programs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.

Date: March 15, 2024	By:	/s/ Eric E. Poma, Ph.D.
Eric E. Poma, Ph.D.
Chief Executive Officer